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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005 (February 14, 2005)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23214 (Commission file number)	36-3511556 (I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado (Address of principal executive offices)		80239-3018 (Zip Code)

(303) 373-2000
Registrant's telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        EXPLANATION FOR AMENDMENT:    Samsonite Corporation (the "Company") is filing this Form 8-K/A in order to amend its Current Report on Form 8-K dated October 15, 2004 (which was filed on October 21, 2004) (the "October 2004 Form 8-K"). The October 2004 Form 8-K reported that the Company granted non-qualified stock options to certain executives. This amendment to the October 2004 Form 8-K is being filed to report the entry into stock option agreements, between the Company and certain executives, with respect to certain of the stock option grants reported in the October 2004 Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

        On February 14, 2005, the Company entered into Executive Stock Option Agreements (the "Option Agreements") with certain executive officers, including Richard H. Wiley, Tom Korbas and Giuseppe Fremder. The Option Agreements memorialize the process with respect to non-qualified stock options granted to such executive officers by the Company on October 15, 2004 (reported on a Current Report on Form 8-K dated October 15, 2004, which was filed on October 21, 2004).

        The Option Agreements relate to non-qualified stock option granted on October 15, 2004 to the following executive officers:

Executive Officer	Shares Underlying Option
Richard H. Wiley	6,000,000
Tom Korbas	3,000,000
Giuseppe Fremder	3,000,000

        The options were granted under the Company's stockholder-approved Amended and Restated 1999 Stock Option Plan. Each option was granted at an exercise price of $0.525, and is subject to certain performance conditions. The options vest over a five-year period from the date of grant and have a ten-year term. The stock underlying the stock options is subject to the terms of the Executive Stockholders Agreement, dated September 23, 2003, as amended and restated from time to time.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits.

10.35
Form of Executive Stock Option Agreement

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation
By:	/s/ RICHARD H. WILEY
Name: Richard H. Wiley Title: Chief Financial Officer, Treasurer and Secretary

Date: February 18, 2005

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
Signatures